SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 29, 2009
Date of Report (Date of Earliest Event Reported)
FIRST POTOMAC REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-31824	37-1470730

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
7600 Wisconsin Avenue
Bethesda, Maryland 20814
(Address of Principal Executive Offices) (Zip Code)
(301) 986-9200
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On December 29, 2009, our operating partnership, First Potomac Realty Investment Limited Partnership (the “Company”) entered into a Second Amended and Restated Revolving Credit Agreement with KeyBank N.A., Wells Fargo N.A., PNC Bank, N.A., Wachovia Bank, N.A., Bank of Montreal, and Chevy Chase Bank (a division of Capital One, N.A.) (the “2009 Credit Facility”) and Amendment No. 3 to its Secured Term Loan Agreement, dated as of August 7, 2007 with KeyBank N.A. (“Term Loan I”).
The new $175 million unsecured 2009 Credit Facility has (i) a three-year term ending on January 15, 2013, which may be extended until January 15, 2014 upon payment of a 50 basis point extension fee; (ii) an option by which the Company may increase the facility by $100 million under certain circumstances; (iii) an interest rate spread of 275-375 basis points over Libor with a Libor floor of 1.0% for any amounts not previously hedged (the Company expects the initial spread on the 2009 Credit Facility to be 325 basis points); and (iv) the following primary covenants: maximum total debt/total gross asset value (calculated using an 8.5% capitalization rate) of 65.0% through the quarter ended September 30, 2010, 62.5% through the quarter ended September 30, 2011 and 60.0% thereafter; maximum unsecured debt/borrowing base value of 65.0%through the quarter ended September 30, 2010, 62.5% through the quarter ended September 30, 2011 and 60.0% thereafter; a minimum fixed charge coverage ratio of 1.5; and minimum EBITDA/total debt of 10.0% through the quarter ended September 30, 2010, 10.5% through the quarter ended September 30, 2011 and 11.0% thereafter.
The Company used $10 million of its increased borrowing capacity under the 2009 Credit Facility to reduce the outstanding balance of Term Loan I to $40 million and an additional $30 million to reduce the outstanding balance of the Company’s 2008 secured term loan (“Term Loan II”) to $20 million. Term Loan I was then converted to four separate $10 million loans that will mature on January 15, 2011, January 15, 2012, January 15, 2013 and January 15, 2014. The interest rate on Term Loan I is now Libor plus 250 basis points, increasing by 100 basis points each year beginning January 1, 2011, to a maximum of 550 basis points. The terms of Term Loan II remain unchanged.
As a result of these transactions, the Company expects to recognize approximately $1 million in expenses during the fourth quarter of 2009 that were not included in the Company’s prior 2009 earnings guidance.
At the conclusion of these transactions, approximately $145 million was drawn on the 2009 Credit Facility.
A copy of the Second Amended and Restated Revolving Credit Agreement is attached as Exhibit 10.1 hereto and incorporated by reference. A copy of Amendment No. 3 to Secured Term Loan Agreement, dated August 7, 2007 is attached as Exhibit 10.2 hereto and incorporated by reference.
On January 4, 2010, the Company issued a press release announcing the above transactions. A copy of the press release is furnished herewith as Exhibit 99.1 to this report on Form 8-K.
Item 9.01 Financial Statements and Exhibits
(d) Exhibit No.     Description
10.1	Second Amended and Restated Revolving Credit Agreement among First Potomac Realty Investment Limited Partnership, KeyBank N.A., Wells Fargo N.A., Wachovia Bank, N.A., Bank of Montreal, PNC Bank, N.A., and Chevy Chase Bank, dated as of December 29, 2009.

10.2	Amendment No. 3 to Secured Term Loan Agreement, dated as of December 29, 2009.

99.1	Press Release dated January 4, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST
January 5, 2010	/s/ Joel F. Bonder
Joel F. Bonder
Executive Vice President and General Counsel